EXHIBIT 21.01

                       ALLIANCE SEMICONDUCTOR CORPORATION
                           SUBSIDIARIES OF REGISTRANT

Name of Subsidiary of Alliance           Jurisdiction or State of
Semiconductor Corporation                      Incorporation
---------------------------------------  --------------------------
Nimbus Technology, Inc.                         California

Alliance Semiconductor International          Cayman Islands
Corporation

Alliance Semiconductor International             Delaware
Corporation

Alliance Semiconductor (India)                     India
Private Limited
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